As filed with the Securities and Exchange Commission on April 19, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROOGE ENERGY LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Brooge Petroleum and Gas Investment Company FZE

P.O. Box 50170

Fujairah, United Arab Emirates

+971 9 201 6666
(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

With copies to:

Robert S. Matlin, Esq. Bella Zaslavsky, Esq. K&L Gates LLP 599 Lexington Avenue New York, New York 10022 (212) 536-3900	Michael Johns Michael Lockwood Maples and Calder (Cayman) LLP PO Box 309, Ugland House, Grand Cayman KY1-1104 Cayman Islands (345) 949-8066

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary Shares, par value $0.0001 per share(1)(2)	—	—		—		—
Preferred Shares, par value $0.0001 per share(1)(2)	—	—		—		—
Warrants(1)(2)	—	—		—		—
Rights(1)(2)	—	—		—		—
Units(1)(2)	—	—		—		—
Subtotal(1)(2)	—	—		$500,000,000		$54,550	(3)
Ordinary Shares, par value $0.0001 per share, to be offered by the Selling Shareholder	6,000,000	$10.15	(4)	$60,900,000	(4)	$6,645
Total						$61,195

(1)	There are being registered hereunder, such indeterminate number of the securities of each identified class as may be sold from time to time by the registrant at indeterminate prices, with an initial aggregate offering price not to exceed $500,000,000. Such securities may be offered for U.S. dollars or the equivalent thereof in foreign currencies, and may be sold separately or in combination with other securities registered hereby. The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued by the registrant directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered by the registrant hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units.

(2)	The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares as reported on the Nasdaq Capital Market on April 16, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 19, 2021

BROOGE ENERGY LIMITED

$500,000,000

Ordinary Shares
Preferred Shares
Warrants
Rights
Units

and

6,000,000 Ordinary Shares Offered by the Selling Shareholder

Through this prospectus, we may offer, from time to time, together or separately, ordinary shares, preferred shares, warrants, rights, and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

This prospectus additionally relates to the sale of up to 6,000,000 ordinary shares that may be offered from time to time by the shareholder identified in this prospectus, or the Selling Shareholder.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. If necessary, the specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “BROG”. On April 16, 2021, the closing sale price of our ordinary shares, as reported on the Nasdaq Capital Market, was $10.03.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under United States federal securities laws, and, as a consequence thereof, are subject to reduced public company reporting requirements. See “The Company — Implications of Being an Emerging Growth Company” and “The Company — Foreign Private Issuer Status.”

Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any combination of the securities described in this prospectus up to an aggregate of $500,000,000 in one or more offerings and the Selling Shareholder may, from time to time, offer and/or sell up to an aggregate of 6,000,000 of our ordinary shares in one or more offerings. This prospectus provides you with a general description of the ordinary shares that the Selling Shareholder may offer and of the ordinary shares, preferred shares, warrants, rights and units that we may offer. Each time we sell the securities described herein using this prospectus, we will provide you with a supplement to this prospectus, that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus in a jurisdiction outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless we otherwise specify or the context requires otherwise, when used in this prospectus, the terms the “Company,” “we,” “our,” or “us” refer to Brooge Energy Limited together with its subsidiaries.

In this prospectus, “$” and “U.S. dollar” each refer to the United States dollar.

THE COMPANY

We were incorporated under the laws of the Cayman Islands as an exempted company on April 12, 2019, under the name Brooge Holdings Limited. On April 7, 2020, we changed our name to Brooge Energy Limited. We were incorporated for the purpose of effectuating the Business Combination (as defined below) and to hold Brooge Petroleum and Gas Investment Company FZE, a company formed under the laws of the Fujairah Free Zone, United Arab Emirates, or BPGIC. Prior to the Business Combination, we owned no material assets and did not operate any business.

On December 20, 2019, pursuant to a business combination agreement, or the Business Combination Agreement, among us, Brooge Merger Sub Limited (our wholly owned subsidiary), Twelve Seas Investment Company, a Cayman Islands exempted company, or Twelve Seas, BPGIC, and BPGIC Holdings Limited, a Cayman Islands exempted company, or BPGIC Holdings (which is also the Selling Shareholder), among other things:

●	Twelve Seas merged with and into Brooge Merger Sub Limited, with Twelve Seas continuing as the surviving entity and our wholly owned subsidiary (under the name BPGIC International), with the holders of Twelve Seas’ securities receiving our substantially equivalent securities; and

●	we acquired all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in exchange for 98,718,035 of our ordinary shares and approximately $13.23 million in cash, with BPGIC becoming our wholly owned subsidiary.

We refer to the transaction described above as the Business Combination. Upon consummation of the Business Combination, our ordinary shares became listed on the Nasdaq Capital Market.

We currently conduct all of our business and operations through our wholly owned subsidiary, BPGIC. Through BPGIC, we are an oil storage and service provider strategically located in the Port of Fujairah in the emirate of Fujairah in the United Arab Emirates. Our vision is to develop an oil storage business that differentiates us from our competitors by providing our customers with fast order processing times, excellent customer service and high accuracy blending services with low oil losses. We have two 60-year land leases, each consisting of an initial 30-year lease and a 30-year renewal lease, for our operations located in close proximity to the Port of Fujairah’s berth connection points. We are initially developing our terminal’s storage capacity in two phases, Phase I, which is already operational, and Phase II, which is under construction. A third phase, Phase III, is in the front-end engineering design studies stage. We are led by an experienced management team with over 30 years of experience in the oil storage terminal industry.

Corporate Information

Our principal executive offices are that of BPGIC, located at P.O. Box 50170, Fujairah, United Arab Emirates and our telephone number is +971 9 201 6666. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We maintain a corporate website at broogeenergy.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes); and

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure.

We have taken, and intend to continue to take, advantage of all of these reduced reporting requirements and exemptions. Accordingly, the information we provide to you may be different than you might get from other public companies in which you hold securities.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and other exemptions available to emerging growth companies until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” (i) at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended, or the Securities Act, occurred, (ii) if we have more than $1.07 billion in annual revenue, (iii) if we have more than $700 million in market value of our ordinary shares held by non-affiliates, or (iv) if we issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a “foreign private issuer” within the meaning of the rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our executive officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Further, as a foreign private issuer, we may generally follow home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the listing rules of the Nasdaq Stock Market, or NASDAQ, except for certain matters including the composition and responsibilities of our audit committee and the independence of its members.

We follow home country practice in lieu of NASDAQ corporate governance requirements with respect to the following NASDAQ requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules requiring our independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. We follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Nomination of Directors. Our director nominees may not be selected or recommended for our board of director’s selection by either (i) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (ii) a nominations committee comprised solely of independent directors, as required under NASDAQ rules. We follow Cayman Islands practice which does not require director nominations to be made or recommended solely by independent directors. Further, we do not have a formal written charter or board resolution addressing the director nominations process. We follow Cayman Islands practice which does not require us to have a formal written charter or board resolution addressing the director nominations process.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain NASDAQ rules regarding the provision of proxy statements for general meetings of shareholders. We will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. We are not required to and, in reliance on home country practice, we do not intend to, comply with certain NASDAQ rules regarding shareholder approval for certain issuances of securities under NASDAQ Rule 5635. In accordance with the provisions of our amended and restated memorandum and articles of association, our board of directors is authorized to issue securities, including ordinary shares, preferred shares, warrants and convertible notes without shareholder approval.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known by us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can sometimes, but not always, be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “outlook,” “plan,” “project,” “seek,” “target,” “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Examples of forward-looking statements include, among others, statements we make regarding:

●	projected completion, start of operations, operating capacity and capabilities, and operating results, such as revenue growth, earnings, and EBITDA, at facilities that are not yet constructed;

●	our future market position and growth prospects;

●	expected conditions in the local, regional and global oil markets;

●	expected operating results, such as revenue growth, earnings, and EBITDA;

●	anticipated levels of capital expenditures and uses of capital for future fiscal years;

●	expected future supply and demand of oil; and

●	strategies for customer retention, growth, product development, market position, financial results, reserves and risk management.

Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of our businesses are neither historical facts nor assurances of future performance. Instead, they are based only on our management’s current beliefs, expectations and assumptions regarding the future of our business, our future plans and strategies, projections, anticipated events and trends, the economy and other future conditions that are subject to risks and uncertainties. The risk factors and cautionary language discussed in this prospectus and in the documents incorporated by reference herein provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in, or implied by, such forward-looking statements, including, among other things:

●	non-payment or non-performance by our principal customers or end-users;

●	our continued ability to enter into commercial storage agreements with existing and new customers;

●	changes in customer demand with respect to ancillary services we provide including throughput, blending, heating, and intertank transfers;

●	a decline or disruption of supply or demand of oil and gas;

●	higher fuel taxes or other governmental or regulatory actions that increase the price of gasoline or diesel;

●	changes to applicable regulations or new regulations, including those affecting the petroleum products we service, such as climate change legislation and regulations restricting the emission of greenhouse gases;

●	the extent to which we are successful in developing new long-term relationships with customers or retaining existing ones in the competitive oil storage market in the Port of Fujairah and other ports;

●	our ability to effectively manage the risks and expenses associated with the construction of our Phase II and Phase III projects, as well as other growth and expansion projects;

●	the results of future financing efforts, including our ability to obtain financing for our Phase III project on commercially reasonable terms;

●	our ability to obtain additional land on which we can develop additional facilities on commercially attractive terms;

●	the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects;

●	changes in expectations of future prices for refined petroleum products;

●	accidents involving the handling of oil products at our terminal;

●	disruptions to our technology network including computer systems and software;

●	natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, or equipment or of the Port of Fujairah’s facilities;

●	political and economic conditions in Fujairah and the United Arab Emirates, as well as the occurrence of hostilities, political instability or catastrophic events in Fujairah, the United Arab Emirates and the Middle East and North Africa region;

●	changes in labor costs;

●	expectations relating to dividend payments and our ability to make such payments;

●	unlawful or arbitrary governmental action;

●	potential liability from future litigation;

●	our ability to continue to meet NASDAQ’s listing standards; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Given these risks and uncertainties, you should not place undue reliance on the forward-looking statements in this prospectus and the documents incorporated by reference herein.

The forward-looking statements made by us in this prospectus and the documents incorporated by reference herein speak only as of the respective dates of such documents. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Except as required by United States federal securities laws and the rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should read this prospectus (including the documents incorporated by reference herein) completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by this cautionary note regarding forward-looking statements.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands and we currently conduct all of our operations through our subsidiary, BPGIC, in the United Arab Emirates. All of our assets are located outside the United States. Our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the United Arab Emirates could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by non-controlling shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholder and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors. In addition, some U.S. States, such as Delaware, have different bodies of corporate law than the Cayman Islands.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any U.S. State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor, an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Awards of punitive or multiple damages may well be held to be contrary to public policy. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus as equity towards the Phase III project and other general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

We will not receive any proceeds from the sale of our ordinary shares by the Selling Shareholder, except as may otherwise be stated in any applicable prospectus supplement. For more information about the Selling Shareholder, see “Selling Shareholder.”

DILUTION

Information regarding the amount and percentage of immediate dilution resulting from any offering of securities made pursuant to this prospectus will be provided by a prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

SELLING SHAREHOLDER

In addition to the securities that we may offer from time to time in one or more offerings, this prospectus relates to the resale from time to time of up to a total of 6,000,000 of our ordinary shares by the Selling Shareholder. These ordinary shares were part of the 98,718,035 of our ordinary shares that we issued to the Selling Shareholder as consideration for our acquisition of all of the issued and outstanding ordinary shares of BPGIC from the Selling Shareholder in the Business Combination. See “The Company.” The ordinary shares being registered for resale by the Selling Shareholder under this prospectus are being registered pursuant to registration rights we granted the Selling Shareholder in connection with the Business Combination.

The Selling Shareholder is our affiliate and, as of the date of this prospectus, our controlling shareholder. Nicolaas Paardenkooper, our chief executive officer, is also the chief executive officer of the Selling Shareholder and of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, the sole shareholder of the Selling Shareholder. As our controlling shareholder, the Selling Shareholder has substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, appointment of directors, declaration of dividends and other significant corporate actions.

A number of our officers and directors are also directors of the Selling Shareholder, including Nicolaas Paardenkooper, our Chief Executive Officer and the Chief Executive Officer of BPGIC Holdings. The table below sets forth the officers and directors shared by us and BPGIC Holdings:

Directors and Executive Officers	Position with the Company	Position with the Selling Shareholder
Abu Bakar Chowdhury	Director	Director
Nicolaas Paardenkooper	Chief Executive Officer and Director	Director
Saleh Yammout	Director	Director
Lina S. Saheb	Chief Strategy Officer and Director	Director; Chairman

We have entered into various agreements with Al Brooge International Advisory LLC. Mrs. Hind Muktar, who may be deemed to beneficially own a portion of the ordinary shares directly held by BPGIC Holdings Limited, previously partially owned Al Brooge International Advisory LLC. See “Item 7.B — Related Party Transactions” of our Annual Report on Form 20-F for the year ended December 31, 2020, as amended by Amendment No.1 to the Annual Report on Form 20-F/A, for further information.

The following table sets forth certain information known to us, based upon written representations from the Selling Shareholder, with respect to the name and address of the Selling Shareholder, the number of our ordinary shares beneficially owned by the Selling Shareholder as of April 12, 2021, the maximum number of our ordinary shares that may be offered from time to time by the Selling Shareholder under this prospectus, and the number of our ordinary shares to be beneficially owned by the Selling Shareholder immediately after completion of this offering. The Selling Shareholder may acquire our ordinary shares in addition to the ordinary shares being registered for resale by the Selling Shareholder under this prospectus. In addition, the Selling Shareholder may sell, transfer or otherwise dispose of all, some or none of our ordinary shares being registered for resale by the Selling Shareholder under this prospectus. Accordingly, we cannot be certain as to the number of ordinary shares that will be beneficially owned by the Selling Shareholder upon termination of this offering. For purposes of the table below, we assume that the Selling Shareholder will sell all of its ordinary shares covered by this prospectus. Information concerning the Selling Shareholder may change from time to time.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares issuable upon the exercise, conversion or settlement of options, warrants, or other rights to acquire ordinary shares that are currently exercisable, convertible or subject to settlement, or exercisable, convertible or subject to settlement within 60 days are deemed to be outstanding and beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder. Beneficial ownership information presented in the table below is not necessarily indicative of beneficial ownership for any other purpose.

The percentage of ordinary shares beneficially owned by the Selling Shareholder both prior to and following the offering of securities pursuant to this prospectus, is based on 109,587,854 ordinary shares outstanding as of April 12, 2021 and does not take into account any securities issued by us pursuant to this prospectus.

	Ordinary shares beneficially owned prior to this offering(1)(2)		Maximum number of ordinary shares being offered	Ordinary shares beneficially owned after this offering
Name of Selling Shareholder	Number	Percent	Number	Number	Percent
BPGIC Holdings Limited(3)	93,834,357	85.6%	6,000,000	87,834,357	80.1%

(1)	Consists of 93,834,357 ordinary shares. Of such amount, (i) 20,000,000 ordinary shares are held in escrow and subject to forfeiture until we satisfy certain milestones, (ii) 8,333,333 ordinary shares are held in escrow for release to MENA Energy Services Holdings Limited in the event MENA Energy Services Holdings Limited converts certain outstanding subordinated convertible securities, as more particularly described under “Description of Share Capital — Other Convertible Securities,” and (iii) 1,500,000 ordinary shares are held in escrow as collateral for a guaranty by HBS Investments LP, a shareholder of the Selling Shareholder.

(2)	Brooge Petroleum and Gas Investment Company (BPGIC) PLC is the sole shareholder of BPGIC Holdings Limited. Nicolaas Paardenkooper, our chief executive officer, is the chief executive officer of BPGIC Holdings Limited and Brooge Petroleum and Gas Investment Company (BPGIC) PLC. Accordingly, each of Brooge Petroleum and Gas Investment Company (BPGIC) PLC and Nicolaas Paardenkooper may be deemed to beneficially own all of the ordinary shares directly held by BPGIC Holdings Limited.

SBD International LP holds a controlling interest in Brooge Petroleum and Gas Investment Company (BPGIC) PLC, and SD Holding Limited is the general partner of SBD International LP. Accordingly, each of SBD International LP and SD Holding Limited may be deemed to beneficially own 53,318,947 ordinary shares, being their pro rata portion, of the 93,834,357 ordinary shares directly held by BPGIC Holdings Limited.

HBS Investments LP is a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC and O2 Investments Limited is the general partner of HBS Investments LP. Salman Dawood Salman Al-Ameri is the sole shareholder of SD Holding Limited, the general partner of SBD International LP, and the sole shareholder of O2 Investments Limited, the general partner of HBS Investments LP. Accordingly, (i) each of HBS Investments LP and O2 Investments Limited may be deemed to beneficially own 9,624,367 ordinary shares, being their pro rata portion, of the 93,834,357 ordinary shares directly held by BPGIC Holdings Limited, and (ii) Salman Dawood Salman Al-Ameri may be deemed to beneficially own 62,943,314 ordinary shares of the 93,834,357 ordinary shares directly held by BPGIC Holdings Limited.

H Capital International LP is a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC, Gyan Investments Limited is the general partner of H Capital International LP, and Mrs. Hind Mohammed Muktar Ahmed is the sole shareholder of Gyan Holdings Limited. Accordingly, each of H Capital International LP, Gyan Investments Limited, and Mrs. Hind Mohammed Muktar may be deemed to beneficially own 8,991,043 ordinary shares, being their pro rata portion, of the 93,834,357 ordinary shares directly held by BPGIC Holdings Limited.

Mohammad Bin Khalifa Bin Zayed Al Nahyan is a shareholder of Brooge Petroleum and Gas Investment Company (BPGIC) PLC and, accordingly, may be deemed to beneficially own 21,900,000 ordinary shares of the 93,834,357 ordinary shares directly held by BPGIC Holdings Limited.

(3)	The address of the Selling Shareholder and each of the other persons and entities listed in the footnotes above is c/o BPGIC Holdings Limited, P.O. Box 50170, Fujairah, United Arab Emirates.

We have agreed to bear expenses incurred by the Selling Shareholder that relate to the registration of the ordinary shares being offered and sold by the Selling Shareholder, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

We are authorized to issue 450,000,000 ordinary shares, $0.0001 par value per share, and 50,000,000 preferred shares, $0.0001 par value per share.

As of each of April 16, 2021 and December 31, 2020, there were 109,587,854 ordinary shares issued and outstanding, all of which are fully paid. As of January 1, 2020, there were 109,587,754 ordinary shares issued and outstanding, all of which were fully paid.

As of each of April 16, 2021, December 31, 2020 and January 1, 2020, there were no preferred shares issued and outstanding.

Of the 109,587,854 ordinary shares issued and outstanding as of April 16, 2021, (ii) 98,718,035 ordinary shares were issued by us to BPGIC Holdings as part consideration for our acquisition of all of the issued and outstanding ordinary shares of BPGIC from BPGIC Holdings in the Business Combination, (ii) 10,869,719 ordinary shares were issued to Twelve Seas in exchange for the ordinary shares of Twelve Seas in the Business Combination, and (iii) 100 ordinary shares were issued upon the exercise of 100 Existing Warrants (as defined below) by the holders thereof on May 14, 2020.

Ordinary Shares

The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the appointment of directors, with the result that the directors are appointed by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company.

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated memorandum and articles of association provide that, subject to any preferential dividend rights of any outstanding ordinary shares or preferred shares, our board of directors may declare and authorize the payment of dividends on our ordinary shares out of funds of the Company lawfully available therefor. No dividend may be paid except out of our profits, share premium account or as otherwise permitted by law. Our amended and restated memorandum and articles of association provide that our directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of our board of directors, be applicable for any purpose of the Company and pending such application may, at the discretion of our board of directors, be employed in the business of the Company.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares:

●	if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of our issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up; and

●	if we are wound up and the assets available for distribution among our shareholders are insufficient to repay the whole of our issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value held by them.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our ordinary shares.

Preferred Shares

Our amended and restated memorandum and articles of association authorize the issuance of up to 50,000,000 blank check preferred shares with such designations, rights and preferences as may be determined from time to time by the our board of directors. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in our control or the removal of our management. As of the date of this prospectus, there are no issued and outstanding preferred shares of any series.

The applicable prospectus supplement will describe the material terms of any series of preferred shares that we offer pursuant to this prospectus, along with any material income tax considerations relating to the offer of such preferred shares.

Options

As of each of April 16, 2021, December 31, 2020 and January 1, 2020 we did not have any options outstanding.

Existing Warrants

As of April 16, 2021, there were 21,228,900 warrants outstanding, each to purchase one ordinary share of the Company at a price of $11.50 per share. We refer to such warrants in this prospectus as the Existing Warrants.

As of December 31, 2020 there were 21,228,900 Existing Warrants outstanding and January 1, 2020, there were 21,229,000 Existing Warrants outstanding.

None of the Existing Warrants are held by us or our subsidiaries.

The Existing Warrants were originally issued in exchange for (i) warrants held by the public holders of Twelve Seas upon consummation of the Business Combination, and (ii) warrants initially issued to Twelve Seas Sponsors I LLC in a private placement that occurred simultaneous with the initial public offering of Twelve Seas, or the Private Warrants. Holders of the Existing Warrants do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their Existing Warrants and receive ordinary shares.

The outstanding Existing Warrants are currently exercisable and expire on December 20, 2024. We may call the Existing Warrants (other than the Private Warrants provided they are still held by Twelve Seas Sponsors I LLC, certain officers and directors of Twelve Seas, or their affiliates) for redemption, in whole and not in part, at a price of $0.01 per Existing Warrant, upon giving not less than 30 days’ prior written notice of redemption to each warrant holder, if (i) the reported last sale price of our ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders and (ii) there is a current registration statement in effect with respect to the ordinary shares underlying such Existing Warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

Other Convertible Securities

On March 31, 2019, Brooge Petroleum and Gas Investment Company (BPGIC) PLC, sold $75,000,000 of guaranteed subordinated convertible securities due in 2024 to MENA Energy Services Holdings Limited. In connection with a restructuring that occurred prior to the consummation of the Business Combination, BPGIC Holdings, the Selling Shareholder, assumed the convertible securities in place of Brooge Petroleum and Gas Investment Company (BPGIC) PLC. All (but not part) of the outstanding convertible securities can be exchanged for our ordinary shares that were issued to BPGIC Holdings in the Business Combination. As of April 16, 2021, the convertible securities are exchangeable for an aggregate of 8,333,333 of our ordinary shares.

History of Share Capital

We were incorporated under the laws of the Cayman Islands as an exempted company on April 12, 2019 for the purpose of effectuating the Business Combination and to hold BPGIC. Before the Business Combination, we were authorized issue 500,000,000 ordinary shares, $0.0001 par value per share. In connection with the Business Combination, our memorandum and articles of association were amended to reclassify our share capital such that, following the Business Combination, we were authorized to issue 450,000,000 ordinary shares, $0.0001 par value per share, and 50,000,000 preferred shares, $0.0001 par value per share.

In connection with the Business Combination, we issued (i) 98,718,035 of our ordinary shares to the Selling Shareholder as part consideration for our acquisition of all of the issued and outstanding ordinary shares of BPGIC from the Selling Shareholder and (ii) 10,869,719 ordinary shares to Twelve Seas in exchange for the ordinary shares of Twelve Seas. We also issued 21,229,000 Existing Warrants upon conversion of 21,229,000 warrants of Twelve Seas in connection with the Business Combination. On May 14, 2020, 100 of those Existing Warrants were exercised for 100 of our ordinary shares.

Listing

Our ordinary shares and the Existing Warrants are listed on the Nasdaq Capital Market under the symbols “BROG” and BROGW”, respectively.

Transfer Agent, Registrar and Existing Warrant Agent

The transfer agent and registrar for our ordinary shares and warrant agent for the Existing Warrants is Continental Stock Transfer & Trust. Its mailing address is 1 State Street 30th Floor, New York, New York 10004-1561, and its telephone number is (212) 509-4000.

MEMORANDUM AND ARTICLES OF ASSOCIATION

A summary of certain material provisions of our amended and restated memorandum and articles of association is set forth in our Annual Report on Form 20-F for the year ended December 31, 2020, as amended by Amendment No. 1 to the Annual Report on Form 20-F/A, which is incorporated into this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares or preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we offer will describe the terms of the warrants, including, where applicable, the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●	the type and amount of securities purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the amount of warrants outstanding;

●	any provisions for changes to, or adjustments of, the number or amount of securities receivable upon exercise of such warrants or the exercise price of such warrants;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material income tax considerations;

●	information with respect to book-entry procedures, if any; and

●	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the person purchasing or receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons will purchase any securities that remain unsubscribed for upon completion of the rights offering. A series of rights may be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any rights that we offer will describe the terms of the offered rights, including, where applicable, the following:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights are transferable;

●	any material income tax considerations;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of ordinary shares, preferred shares, warrants, and rights, or any combination thereof.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The applicable prospectus supplement relating to any series of units will describe the terms of the units, including, where applicable, the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the price or prices at which the units will be issued;

●	if applicable, the date on or after which the constituent securities comprising the units will be separately transferrable;

●	a discussion of material income tax considerations applicable to the units;

●	any provisions of the governing unit agreement;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

●	any other material terms of the units and their constituent securities.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

DIVIDEND POLICY

In the Fourth Quarter of 2019, we announced our intention to pay a $0.25 quarterly dividend to our public shareholders beginning in the First Quarter of 2020. To date, we have not paid such dividend, and we have not committed to pay a cash dividend on such terms and in such amount with respect to our ordinary shares. In light of the economic impact of COVID-19, our board of directors determined that, notwithstanding our prior announcement, it was in our best interests, as a precautionary measure and to prudently preserve cash, to delay issuance of dividends. We cannot provide assurance that we will ultimately pay any dividend to our shareholders. There are also restrictive covenants in the terms of our existing bond financing facility with respect to distributions. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, applicable law, regulations, restrictions, our results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which the Company receives dividends from BPGIC and another subsidiary of the Company, Brooge Petroleum and Gas Investment Company Phase III FZE, or BPGIC III, and there can be no assurance that BPGIC and/or BPGIC III will pay dividends.

We do not currently have a paying agent for dividends.

PLAN OF DISTRIBUTION

We and the Selling Shareholder may sell the securities offered by this prospectus:

●	through or to underwriters;

●	through or to dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of these methods.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will identify and describe, among other things:

●	any underwriters, dealers or agents;

●	their compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	the public offering price of the securities;

●	any discounts or concessions allowed or reallowed; and

●	confirm any exchange on which the securities will be listed, if any.

The Selling Shareholder and any brokers, dealers or agents that are involved in selling any of the Selling Shareholder’s ordinary shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Selling Shareholder’s ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the Selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and its affiliates. Because the Selling Shareholder will be deemed to be an “underwriter” within the meaning of the Securities Act, they will also be subject to the requirements of the Securities Act to deliver this prospectus to each purchaser at or prior to the time of the sale. We have informed the Selling Shareholder of this requirement, and we will make copies of this prospectus available to the Selling Shareholder.

Underwriters

If we or the Selling Shareholder use underwriters in the sale, we or the Selling Shareholder will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or the Selling Shareholder may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or the Selling Shareholder or borrowed from us, the Selling Shareholder or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or the Selling Shareholder may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We or the Selling Shareholder may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the Selling Shareholder default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or the Selling Shareholder may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we or the Selling Shareholder use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the Selling Shareholder will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or the Selling Shareholder may sell securities directly or through agents that we or the Selling Shareholder designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we or the Selling Shareholder will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or the Selling Shareholder will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies;

●	educational and charitable institutions; and

●	other similar institutions as we or the Selling Shareholder may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

●	the validity of the arrangements; or

●	the performance by us or the institutional investor.

Indemnification

We and/or the Selling Shareholder may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act, and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, as amended by Amendment No. 1 to the Annual Report on Form 20-F/A, no reportable material changes have occurred since December 31, 2020.

EXPENSES

The following table sets forth the fees and expenses payable by us expected to be incurred in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. Such fees and expenses will be borne by us. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC Registration Fee		$61,195
FINRA Filing Fee		*
Transfer Agents’ Fees		*
Printing and Engraving Costs		*
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
Miscellaneous Costs		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus and certain other matters relating to Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, Cayman Islands. Certain other legal matters relating to United States law will be passed upon for us by K&L Gates LLP, New York, New York.

Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this prospectus by reference to Amendment No. 1 to the Annual Report on Form 20-F/A for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Brooge Energy Limited as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 appearing in Brooge Energy Limited’s Annual Report on Form 20-F for the year ended December 31, 2020, as amended by Amendment No. 1 to the Annual Report on Form 20-F/A, have been audited by Ernst & Young, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Brooge Energy Limited’s ability to continue as a going concern), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prior to the engagement of Ernst & Young as BPGIC’s independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, Ernst & Young provided a loan staffing service whereby an employee of Ernst & Young inputted data into BPGIC analyses under the direction and supervision of BPGIC management for a three-week period in July 2018 to assist BPGIC in their assessment of whether they met certain metrics for a potential transaction, or the “service.” The service is not permitted under the auditor independence rules of the SEC and the PCAOB. The transaction did not ultimately materialize and, as a result, BPGIC did not use the results generated from the service and the service did not affect the financial statements of BPGIC nor Ernst & Young’s related audits. Fees for the service were not significant to Ernst & Young or BPGIC. The professional who provided the service is not a member of the Ernst & Young audit engagement team with respect to the audits of BPGIC’s financial statements.

After careful consideration of the facts and circumstances and the applicable independence rules, Ernst & Young has concluded that (i) the aforementioned matter does not impair Ernst & Young’s ability to exercise objective and impartial judgment in connection with its audits of BPGIC’s financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that Ernst & Young has been and is capable of exercising objective and impartial judgement on all issues encompassed within its audits of BPGIC’s financial statements. After considering this matter, BPGIC’s management and those charged with governance over BPGIC concur with Ernst & Young’s conclusions.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 5, 2021, as amended by Amendment No. 1 to the Annual Report on Form 20-F/A filed with the SEC on April 6, 2021; and

●	the description of our ordinary shares contained in our Shell Company Report on Form 20-F (File No. 001-39171) filed with the SEC on December 30, 2019, including any amendments or reports filed updating such description.

In addition, all annual reports on Form 20-F that we file with the SEC pursuant to the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.

We will provide, free of charge, upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents are also available electronically at www.sec.gov.

Written or oral requests for such information should be made to:

Brooge Energy Limited
c/o Brooge Petroleum and Gas Investment Company FZE

P.O. Box 50170

Fujairah, United Arab Emirates

Telephone: +971 9 201 6666

Attention: Mr. Nicolaas Lammert Paardenkooper

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and us, reference is made to the registration statement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

BROOGE ENERGY LIMITED

$500,000,000

Ordinary Shares
Preferred Shares
Warrants
Rights
Units

and

6,000,000 Ordinary Shares Offered by the Selling Shareholder

PROSPECTUS

        , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Item 9. Exhibits

Exhibits No.	Description
1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Memorandum and Articles of Association of Brooge Energy Limited (incorporated by reference to Exhibit 1.1 to Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020)
4.2	Specimen Ordinary Share Certificate of Brooge Energy Limited (incorporated by reference to Exhibit 2.1 to Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020)
4.3	Warrant Agreement, dated June 19, 2018, between Continental Stock Transfer & Trust Company and Twelve Seas Investment Company (incorporated by reference to Exhibit 4.1 to Twelve Seas Investment Company’s Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018)
4.4	Rights Agreement, dated June 19, 2018, between Twelve Seas Investment Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Twelve Seas Investment Company’s Form 8-K (File No. 001-38540), filed with the SEC on June 25, 2018)
4.5	Amendment to Warrant Agreement and Rights Agreement, dated as of December 20, 2019, by and among Continental Stock Transfer & Trust Company, Twelve Seas Investment Company, and Brooge Holdings Limited (incorporated by reference to Exhibit 2.5 to Brooge Energy Limited’s Shell Company Report on Form 20-F (File No. 001-39171), filed with the SEC on December 30, 2019)
4.6	Specimen Warrant Certificate of Brooge Energy Limited (incorporated by reference to Exhibit 2.2 to Brooge Energy Limited’s Annual Report on Form 20-F (File No. 001-39171), filed with the SEC on June 30, 2020)
4.7	Bond Terms, dated September 22, 2020, between Brooge Petroleum and Gas Investment Company FZE and Nordic Trustee AS (incorporated by reference to Exhibit 4.7 to Brooge Energy Limited’s Post-Effective Amendment No. 1 to Form F-1 (File No. 333-248068) filed with the SEC on February 4, 2021)
4.8	Amendment Agreement No. 1, dated October 23, 2020 to Bond Terms between Brooge Petroleum and Gas Investment Company FZE and Nordic Trustee AS (incorporated by reference to Exhibit 4.8 to Brooge Energy Limited’s Post-Effective Amendment No. 1 to Form F-1 (File No. 333-248068) filed with the SEC on February 4, 2021)
4.9*	Form of Warrant Agreement
4.10*	Form of Warrant Certificate
4.11*	Form of Rights Agreement
4.12*	Form of Rights Certificate
4.12*	Form of Unit Agreement
4.13*	Form of Unit Certificate
5.1	Opinion of Maples and Calder (Cayman) LLP
5.2*	Opinion of K&L Gates LLP
23.1	Consent of PricewaterhouseCoopers
23.2	Consent of Ernst & Young
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
23.4*	Consent of K&L Gates LLP (to be included in Exhibit 5.2)
24.1	Powers of Attorney (included on the signature page hereto).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of foreign private issuer on Form 6-K furnished with the SEC and incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the emirate of Fujairah, United Arab Emirates, on April 19, 2021.

BROOGE ENERGY LIMITED

By:	/s/ Nicolaas L. Paardenkooper
	Name:	Nicolaas L. Paardenkooper
	Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicolaas L. Paardenkooper as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicolaas L. Paardenkooper	Chief Executive Officer and Director	April 19, 2021
Nicolaas L. Paardenkooper	(Principal Executive Officer)

/s/ Syed Masood Ali	Chief Financial Officer	April 19, 2021
Syed Masood Ali	(Principal Financial and Accounting Officer)

/s/ Dr. Yousef Al Assaf	Chairman	April 19, 2021
Dr. Yousef Al Assaf

/s/ Abu Bakar Chowdhury	Director	April 19, 2021
Abu Bakar Chowdhury

/s/ Dr. Simon Madgwick	Director	April 19, 2021
Dr. Simon Madgwick

/s/ Saleh Yammout	Director	April 19, 2021
Saleh Yammout

/s/ Bryant Edwards	Director	April 19, 2021
Bryant Edwards

/s/ Lina S. Saheb	Director	April 19, 2021
Lina S. Saheb

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Brooge Energy Limited, has signed this registration statement in Newark, Delaware on April 19, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director